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                                                                    Exhibit 23.1
                                                                    ------------


                         Independent Auditors' Consent


The Board of Directors and Stockholders
FSI International, Inc.:


We consent to incorporation by reference in the registration statements (No.'s 33-29494, 33-39919, 33-33649, 33-33647, 33-39920, 33-42893, 33-77852, 33-77854
and 33-60903) on Form S-8 of FSI International, Inc. of our report dated July 20, 1995, relating to the consolidated balance sheets of Metron Semiconductors Europa B.V. and subsidiaries as of May 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the fiscal years in the three-year period ended May 31, 1995, which report appears in or is incorporated by reference in the August 26, 1995 annual report on Form 10-K of FSI International, Inc.


                                       /s/ KPMG ACCOUNTANTS N.V.


Amsterdam, The Netherlands
November 20, 1995


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